Registration No. 333-______
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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                 ----------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                                 ----------

                        HOLLINGER INTERNATIONAL INC.
           (Exact name of registrant as specified in its charter)

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               DELAWARE                                93-3518892
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     (State or other jurisdiction                   (I.R.S. Employer
          of incorporation or                      Identification No.)
             organization)
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        401 NORTH WABASH AVENUE                           60611
           CHICAGO, ILLINOIS                           (Zip Code)
         (Address of principal
          executive offices)
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                        HOLLINGER INTERNATIONAL INC.
                         1997 STOCK INCENTIVE PLAN
                          (Full title of the plan)

                          KENNETH L. SEROTA, ESQ.
                VICE PRESIDENT-LAW AND FINANCE AND SECRETARY
                        HOLLINGER INTERNATIONAL INC.
                          401 NORTH WABASH AVENUE
                             CHICAGO, IL 60601
                  (Name and address of agent for service)

                                (312) 321-2299
         (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

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TITLE OF                      PROPOSED        PROPOSED           AMOUNT OF
SECURITIES   AMOUNT TO         MAXIMUM          MAXIMUM            REGIS-
TO BE           BE             OFFERING        AGGREGATE          TRATION
REGISTERED  REGISTERED        PRICE PER     OFFERING PRICE          FEE
                               SHARE(1)
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Class A     5,275,655 shares   $11.69        $61,672,406.95        $18,741.75
Common
Stock, par
value $.01
per share
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    (1) Estimated  solely for the purpose of calculating  the  registration  fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for Hollinger International Inc.'s Class A Common Stock reported on the New York Stock Exchange Composite Tape on June 17, 1997.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Hollinger International Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) Amendment No. 1 on Form 10-Q/A to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996, (ii) the Company's Annual Report on Form 10-K for the year ended December 31, 1996, (iii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, (iv) the Company's Current Reports on Form 8-K or 8-K/A dated December 11, 1996, January 7, 1997, February 26, 1997, March 18, 1997 and April 28, 1997, and (v) the description of the Company's Common Stock contained in the Company's Registration Statement on Form S-3 (File No. 333-06619), including all amendments and reports updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Hollinger International Inc. 1997 Stock Incentive Plan (the "Plan") meeting the requirements of Section 10(a) of the Securities Act.


ITEM 4.  DESCRIPTION OF SECURITIES.

         The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

None.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Restated Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of the duty of care as a director, with certain limited exceptions.

         Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify

                                   II - 1

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applies  only if such person  acted in good faith and in a manner he  reasonably believed to be in the best interest or not opposed to the best interest, of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication or liability unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

         To the extent of any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is entitled, pursuant to Section 145, to indemnification as described above.

         The Registrant's Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification to officers and directors of the Registrant to the fullest extent permitted by the Delaware General Corporation Law.

         The Registrant maintains a policy of liability insurance which insures its officers and directors against losses resulting from certain wrongful acts committed by them in their capacity as officers and directors of the Registrant.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Inapplicable.


ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

EXHIBIT NO.             DESCRIPTION

4.1 Restated Certificate of Incorporation of Hollinger International Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated October 13, 1995 and to Exhibit 3.01 to the Registrant's Registration Statement on Form S-3 (File No. 333-06619)).

4.2 Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant's Registration
             Statement on Form S-1 (File No. 33-74980)).

5.1 Opinion of Kirkpatrick & Lockhart LLP, as to the legality of the shares being registered.

23.1         Consent of KPMG Peat Marwick LLP.

23.2 Consent of Kirkpatrick & Lockhart LLP (included in the Opinion filed as Exhibit 5.1).

24.1 Power of Attorney (set forth on the signature page of this Registration Statement).



                                   II - 2

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ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto.

                                     * * *

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling


                                   II - 3

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person in connection with the securities being registered,  submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   II - 4

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                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 20th day of June, 1997.

                                         HOLLINGER INTERNATIONAL INC.



                                         By: /s/ Conrad M. Black

                                         ------------------------
                                         Conrad M. Black
                                         Chairman of the Board and
                                           Chief Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints either Kenneth L. Serota or J.A. Boultbee his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

         SIGNATURE                        CAPACITY                     DATE

/s/ Conrad M. Black          Chairman of the Board, Chief
---------------------        Executive Officer and Director      June 20, 1997
Conrad M. Black              (Principal Executive Officer)


/s/ F. David Radler          President, Chief Operating          June 20, 1997
--------------------         Officer and Director
F. David Radler


/s/ J.A. Boultbee            Vice President and Chief            June 20, 1997
                             Financial Officer (Principal
---------------------        Financial Officer)
J.A. Boultbee


/s/ Frederick A. Creasey     Group Corporate Controller          June 20, 1997
                            (Principal Accounting Officer)

---------------------
Frederick A. Creasey


/s/ Barbara Amiel Black      Director                            June 20, 1997
---------------------
Barbara Amiel Black


/s/ Dwayne O. Andreas        Director                            June 20, 1997
---------------------
Dwayne O. Andreas


/s/ Richard Burt             Director                            June 20, 1997

---------------------
Richard Burt

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/s/ Raymond G. Chambers      Director                            June 20, 1997

----------------------
Raymond G. Chambers


/s/ Daniel W. Colson         Director                            June 20, 199
---------------------
Daniel W. Colson


/s/ Henry A. Kissinger       Director                            June 20, 1997
---------------------
Henry A. Kissinger


/s/ Marie-Josee Kravis       Director                            June 20, 1997
---------------------
Marie-Josee Kravis


/s/ Shmuel Meitar            Director                            June 20, 1997
-------------------
Shmuel Meitar


/s/ Richard N. Perle         Director                            June 20, 1997

--------------------
Richard N. Perle


/s/ Robert S. Strauss        Director                            June 20, 1997
--------------------
Robert S. Strauss


/s/ Alfred Taubman           Director                            June 20, 1997
--------------------
Alfred Taubman


/s/ James R. Thompson        Director                            June 20, 1997
--------------------
James R. Thompson


/s/ Lord Weidenfeld          Director                            June 20, 1997
--------------------
Lord Weidenfeld


/s/ Leslie H. Wexner         Director                            June 20, 1997
--------------------
Leslie H. Wexner


                                   II - 6

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                               EXHIBIT INDEX


EXHIBIT NO.            DESCRIPTION                  SEQUENTIAL PAGE NUMBER


    4.1       Restated Certificate of                            --
              Incorporation of Hollinger
              International Inc. (incorporated by
              reference to Exhibit 3.1 to the
              Registrant's Current Report on Form
              8-K dated October 13, 1995 and to
              Exhibit 3.01 to the Registrant's
              Registration Statement on Form S-3
              (File No. 333-06619)).

    4.2       Amended and Restated Bylaws                        --
              (incorporated by reference to
              Exhibit 3.2 to the Registrant's
              Registration Statement on Form S-1
              (File No. 33-74980)).

    5.1       Opinion of Kirkpatrick & Lockhart                   9
              LLP as to the legality of the shares
              being registered.

   23.1       Consent of KPMG Peat Marwick LLP.                  10

   23.2       Consent of Kirkpatrick & Lockhart                  --
              LLP (included in Opinion filed as
              Exhibit 5.1).

   24.1       Power of Attorney (set forth on the                 6
              signature page of this Registration
              Statement).


                                   II - 7